UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 23, 2021

LINCOLN EDUCATIONAL SERVICES CORPORATION

(Exact name of registrant as specified in its chapter)

New Jersey	000-51371	57-1150621

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Sylvan Way, Suite A, Parsippany, NJ 07054

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:	(973) 736-9340

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	LINC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Property Sale Agreement - Nashville, Tennessee Campus

On September 23, 2021, Nashville Acquisition, LLC, a subsidiary of Lincoln Educational Services Corporation (the “Company”), entered into a Contract for the Purchase of Real Estate to sell the property located at 524 Gallatin Road, Nashville, Tennessee, at which the Company operates its Nashville campus, to SLC Development, LLC, a subsidiary of Southern Land Company (“SLC”), for an aggregate purchase price of $34.5 million, subject to customary adjustments at closing. The Company intends to relocate its Nashville campus to a more efficient and technologically advanced facility in the Nashville metropolitan area but has not yet determined a location. Under the terms of the agreement, the closing of the sale, which is subject to various conditions, is scheduled to take place after a 90-day due diligence period (with an optional 30-day extension thereof). During the due diligence period, SLC has the right to terminate the contract for any reason at its discretion. Upon closing, the Company is permitted to occupy the property and continue to operate the Nashville campus for a rent free lease-back period of 12 months, and, thereafter, the Company has the option to extend the rental period for one (1) 90-day term and three (3) additional 30-day terms pursuant to a lease agreement to be negotiated by the parties during the due diligence period. The closing of the sale transaction is expected to occur in the first quarter of 2022 subject to various closing conditions which must be satisfied or waived; therefore, there can be no assurance that the sale will be consummated on a timely basis or at all.

Sale-Leaseback Transaction - Denver, Colorado and Grand Prairie, Texas Campuses

On September 23, 2021, Lincoln Technical Institute, Inc. and LTI Holdings, LLC, each a wholly-owned subsidiary of the Company (collectively, “Lincoln”), entered into an Agreement for Purchase and Sale of Property for the sale of the properties located at 11194 E. 45th Avenue, Denver, Colorado 80239 and 2915 Alouette Drive, Grand Prairie, Texas 75052, at which the Company operates its Denver and Grand Prairie campuses, respectively, to LNT Denver (Multi) LLC, a subsidiary of LCN Capital Partners (“LNT”), for an aggregate purchase price of $46.5 million, subject to customary adjustments at closing. Simultaneously with the closing of the sale, the parties will enter into a triple-net lease agreement pursuant to which the properties will be leased back to the applicable Lincoln subsidiary, for a twenty-year term at an initial annual base rent, payable quarterly in advance of approximately $2.6 million for the first year with annual 2.00% increases thereafter and includes four (4) subsequent five-year renewal options in which the base rent will be reset at the commencement of each renewal term at then current fair market rent for the first year of each renewal term with annual 2.00% increases thereafter in each such renewal term. The lease provides for the applicable Lincoln subsidiary to have the right of first offer should LNT wish to sell the property. The Company is required to guaranty the financial and other obligations of each subsidiary under the lease. The closing of the sale of the properties, which is subject to various conditions, is scheduled to take place after a 30-day due diligence period. During the due diligence period, LNT has the right to terminate the contract for any reason at its discretion. The closing of the sale transaction is expected to occur in the fourth quarter of 2021 subject to various closing conditions which must be satisfied or waived; therefore, there can be no assurance that the sale will be consummated on a timely basis or at all.

Credit Facility Consent Agreement

On September 23, 2021, the Company and certain of its subsidiaries entered into a Consent and Waiver Letter Agreement (the “Consent Agreement”) to the Company’s existing Credit Agreement, dated as of November 14, 2019, as amended on November 10, 2020, with its lender, Sterling National Bank (the “Credit Agreement”). The Consent Agreement consents to the above-referenced property transactions with respect to the Nashville, Denver and Grand Prairie campuses (collectively, the “Property Transactions”) and waives certain covenants in the Credit Agreement, subject to certain conditions specified therein. In addition, in connection with the consummation of the Property Transactions, Sterling National Bank has agreed to release its mortgages and other liens on the subject-properties. In connection therewith, at the closing of the Property Transactions, the Company is required to pay in full the outstanding principal and accrued interest of the Term Loan and any swap obligations arising from any swap transaction entered into in connection with the Term Loan and any swap obligations arising from any swap transaction entered into in connection with the Term Loan. No further borrowings may be made under the Term Loan or the Delayed Draw Term Loan.

Use of Proceeds

If both Property Transactions are consummated, the transactions will generate net proceeds of nearly $80.0 million, of which approximately $17.0 million will be used to repay the Company’s oustanding Term Loan resulting in an annual interest savings of around $0.8 million. In addition, the Company anticipates investing approximately $10 to 15 million in the buildout of the new Nashville campus, with the remaining balance available for strategic growth initiatives including program expansion and new geographic markets as well as general working capital purposes. The Company plans to utilize its available Federal and State net operating losses to substantially offset the tax liability associated with the Property Transactions.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the Contract for the Purchase of Real Estate, the Agreement for Purchase and Sale of Property and the Consent and Waiver Letter, a copy of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On September 28, 2021, the Company issued a press release announcing the Property Transactions. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained under this Item 8.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 hereto, includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements with respect to the Property Transactions, including the anticipated closing and use of the net proceeds thereof are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. The Company cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this Current Report on Form 8-K. The Company does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

10.1	Contract for the Purchase of Real Estate, dated as of September 24, 2021, by and between Nashville Acquisition, LLC and SLC Development, LLC

10.2	Agreement for Purchase and Sale of Property, dated as of September 24, 2021 by and between Lincoln Technical Institute, Inc. and LNT Denver (Multi) LLC

10.3	Consent and Waiver Letter Agreement dated as of September 23, 2021, by and among Lincoln Educational Services Corporation and certain of its subsidiaries, and Sterling National Bank

99.1	Press Release of Lincoln Educational Services Corporation, dated September 28, 2021

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: September 28, 2021
	By:	/s/ Brian K. Meyers
	Name:	Brian K. Meyers
	Title:	Executive Vice President, Chief Financial Officer and Treasurer